UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023 (March 27, 2023)

 SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

SiteOne Landscape Supply, Inc. (the “Company”) announced that its subsidiary, SiteOne Landscape Supply Holding, LLC (“Holding”), has entered into the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 27, 2023 (the “First Amendment”), among Holding, as borrower representative, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The First Amendment amends the Second Amended and Restated Credit Agreement, dated as of March 23, 2021, among Holding, SiteOne Landscape Supply, LLC, the Administrative Agent and the lenders and other financial institutions from time to time party thereto, to implement a forward-looking interest rate based on the secured overnight financing rate (“SOFR”) in lieu of the London interbank offered rate (“LIBOR”).

The foregoing summary is qualified in its entirety by reference to the text of the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 27, 2023, by and among SiteOne Landscape Supply Holding, LLC and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
	Name:	Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 27, 2023